Exhibit 3.1.26
SCHEDULE ‘A’
Liberty Property Limited Partnership
Partnership Interests
As of June 30, 2007

	Number of
	Partnership
Limited Partners	Interests	%

Balitsaris, Peter	58,542	0.0613%
Carr, Clair	115,000	0.1205%
Castorina, John	14,491	0.0152%
Denny, Joseph	260,250	0.2727%
Felix, Jill	195,043	0.2044%
Fenza, Robert	195,043	0.2044%
Fitzgerald, Ward	14,491	0.0152%
Gildea, Larry	93,319	0.0978%
Goldschmidt, Robert	22,895	0.0240%
Hagan, Michael	14,491	0.0152%
Hammers, David	244,426	0.2561%
Keil, Bob	14,491	0.0152%
Kline, Earl	19,128	0.0200%
Lutz, Jim	37,312	0.0391%
Mazzerralli, James	14,491	0.0152%
Messaros, Sharron	7,245	0.0076%
Morrissey, Mary Beth	14,491	0.0152%
Price, Leslie	87,668	0.0919%
Reichert, Joseph	27,242	0.0285%
Marital Trust for Susannah Rouse	460,418	0.4824%
Trust for Congdon Children	95,347	0.0999%
Trust for Hammers Children	95,348	0.0999%
Trust for Mary Rouse	13,621	0.0143%
Trust for Anne Rouse	13,621	0.0143%
Trust for Rouse Younger Children	81,726	0.0856%
Trust for Lori Hammers	5,506	0.0058%
Weitzmann, Mike	42,312	0.0443%
Liberty Special Purpose Trust	10,574	0.0111%
Thomas, Rebecca	8,076	0.0085%
Trust for J. Ryan Lingerfelt	15,625	0.0164%
Trust for Justin M. Lingerfelt	15,625	0.0164%
Trust for Daniel K. Lingerfelt	15,625	0.0164%
Trust for Catherine E. Lingerfelt	15,625	0.0164%
Lingerfelt, Alan T.	317,500	0.3327%
Lingerfelt, L. Harold	164,375	0.1722%
Lingerfelt, David L.	30,674	0.0321%

Liberty Property Limited Partnership
Partnership Interests — Continued
As of June 30, 2007

	Number of
	Partnership
Limited Partners	Interests	%

Estate of Morris U. Ferguson	6,000	0.0063%
Lingerfelt, Carl C.	10,900	0.0114%
Wright, Murray H.	7,500	0.0079%
Latimer, Erle Marie	12,500	0.0131%
Samet, Norman G.	14,013	0.0147%
Mann, Bernard	14,012	0.0147%
Stender, Stewart R.	57,613	0.0604%
Rouse & Associates Maryland Ptshp	20,000	0.0210%
Helwig, A. Carl	224,737	0.2355%
Sunday, James J.	79,348	0.0831%
Walters, Charles J.	155,723	0.1632%
Doyle, Margaret A.	19,380	0.0203%
Stanford Baratz Revocable Trust	9,044	0.0095%
F. Greek Logan Properties, LLC	33,682	0.0353%
Virginia Acquisition I, LLC	228,144	0.2391%
David Mandelbaum	228,144	0.2391%
Nathan Mandelbaum	228,144	0.2391%

Preferred Limited Partners
Belcrest Realty Corporation	400,000	N/A
Bel Alliance Properties, LLC	0	N/A
Belwater Realty Corp.	1,460,000	N/A
Belbrook Realty Corporation	1,540,000	N/A
Clearfork Realty Corporation	400,000	N/A
Montebello Realty Corp. 2002	400,000	N/A
JPM Mosaic VI REIT, Inc.	0	N/A
GSEP Realty Corp. 2005	1,000,000
GSEP 2006 Realty Corp.	540,000

Liberty Property Trust	GP	95.5985%

Total Ownership		100.0000%

General Partner — The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.